                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                            -------------------


                                SCHEDULE 14A
                               (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                          SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

                               -------------


                            (Amendment No. ___)

[x]  Filed by the Registrant
[_]  Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       LEUCADIA NATIONAL CORPORATION
- ---------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                                 Registrant
- ---------------------------------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE  (Check the appropriate box):
[x]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(i)(2).
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *
     4)   Proposed maximum aggregate value of transaction:

* Set forth the amount on which the filing fee is calculated and state how it was determined.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: $
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

[_]  Filing Fee of $__________________ was previously paid on ____________
     __, 199_, the date the Preliminary Proxy Statement was filed.

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 27, 1994

                            ------------------------

                                                  July 1, 1994
     To Our Common Shareholders:

          You are cordially invited to attend the Annual Meeting of Shareholders (the "Meeting") of Leucadia National Corporation (the "Company") to be held on July 27, 1994, at 9:30 a.m., at Chemical Banking Corporation, 270 Park Avenue, 11th Floor, New York, New York:

          1.  To elect seven directors.

          2. To ratify the selection of Coopers & Lybrand as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1994.

          3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          Only holders of record of the Company's common shares, par value $1.00 per share, at the close of business on June 17, 1994 will be entitled to notice of and to vote at the Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Meeting if you are unable to attend and vote in person.

                                   By Order of the Board of Directors.

                                        RUTH KLINDTWORTH
                                            Secretary


































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

                          LEUCADIA NATIONAL CORPORATION

                              315 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010

                           --------------------------
                                 PROXY STATEMENT

                           --------------------------
                         ANNUAL MEETING OF SHAREHOLDERS

                           --------------------------

                                                       July 1, 1994

          This Proxy Statement is being furnished to the Shareholders (the "Shareholders") of Leucadia National Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the "Meeting") of the Company to be held on July 27, 1994 and at any adjournments thereof.

          At the Meeting, Shareholders will be asked:

          1.  To elect seven directors.

          2. To ratify the selection of Coopers & Lybrand as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 1994.

          3. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

          The Board of Directors has fixed the close of business on June 17, 1994 as the record date for the determination of the holders of common shares, par value $1.00 per share (the "Common Shares") entitled to notice of and to vote at the Meeting. Each such Shareholder will be entitled to one vote for each Common Share held on all matters to come before the Meeting and may vote in person or by proxy authorized in writing. At the close of business on June 17, 1994, there were 27,984,782 Common Shares entitled to vote.

          Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope.
     Common Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein and FOR each of the other matters to be considered at the Meeting. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. A Shareholder who so desires may revoke his proxy at any time before it is exercised by giving notice to the Company in writing (attention Corporate Secretary), by duly executing a proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy.

          All references in this Proxy Statement to the Common Shares and to prices of the Common Shares reflect a two-for-one stock split effective on January 8, 1993.

          This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about July 1, 1994.







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

                                   THE MEETING

     DATE, TIME AND PLACE

          The Meeting will be held on July 27, 1994, at 9:30 a.m., local time, at Chemical Banking Corporation, 270 Park Avenue, 11th Floor, New York, New York.

     MATTERS TO BE CONSIDERED

          At the Meeting, Shareholders will be asked to consider and vote to elect seven directors and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS". The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

     RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

          Shareholders as of the Record Date (i.e., the close of business on June 17, 1994) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 27,984,782 Common Shares outstanding and entitled to vote, with each share entitled to one vote.

     REQUIRED VOTES

          Election of Directors. Under New York law, the affirmative vote of the holders of a plurality of the Common Shares voted at the Meeting is required to elect each director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the Shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee's achievement of a plurality.

          Other Matters. The ratification of the selection of Coopers & Lybrand as independent auditors is being submitted to Shareholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Shareholders. If the Shareholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Shares voted at the Meeting, the selection of independent auditors will be reconsidered by the Board. If the Shareholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its
     Shareholders.   Abstentions and broker non-votes are not counted in
     determining the votes cast in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

          Ian M. Cumming, Chairman of the Board of Directors, beneficially owns 5,433,678 or approximately 19.4% of the Common Shares outstanding at the Record Date (excluding 790,000 Common Shares which Mr. Cumming and his family have the right to acquire upon exercise of currently exercisable warrants), Joseph S. Steinberg, a Director and President, beneficially owns 4,899,906 or approximately 17.5% of the Common Shares outstanding at the Record Date (excluding 796,000 Common Shares which Mr. Steinberg and his family have the right to acquire upon exercise of currently exercisable warrants) and two trusts for the benefit of Mr. Steinberg's minor children (the "Steinberg Children Trusts") beneficially own 563,700 or approximately 2.0% of the Common Shares outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Shares that they beneficially own (excluding Common Shares acquirable upon the exercise of the warrants) to be voted in favor of each nominee named herein and in favor of ratification of selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other directors and officers of the Company beneficially own approximately 5.1% of the Common Shares outstanding at the Record Date (excluding Common Shares which such directors and officers have the right to acquire upon exercise of currently exercisable options). ACCORDINGLY, ASSUMING ALL OF SUCH DIRECTORS AND OFFICERS AND THE STEINBERG CHILDREN TRUSTS CAUSE ALL COMMON SHARES BENEFICIALLY OWNED BY THEM (EXCLUDING COMMON SHARES ACQUIRABLE UPON THE EXERCISE OF OPTIONS) TO BE VOTED IN FAVOR OF EACH NOMINEE NAMED HEREIN AND IN FAVOR OF RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS, ELECTION OF EACH NOMINEE AND RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS WILL BE ASSURED UNLESS MORE THAN 88.1% OF THE OUTSTANDING COMMON SHARES ARE VOTED ON SUCH MATTERS.

     VOTING AND REVOCATION OF PROXIES

          Shareholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope.
     Common Shares represented by properly executed proxies received by the Company and not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director
                                  ---
     named herein and FOR ratification of selection of independent
                      ---
     auditors.

          Any proxy signed and returned by a Shareholder may be revoked at any time before it is voted by filing with the Secretary of the Company, at the address of the Company set forth herein, written notice of such revocation or a duly executed proxy bearing a later date or by attending the Meeting and voting in person. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

     PROXY SOLICITATION

          The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from Share-holders by telephone, telegram, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses.

     INDEPENDENT AUDITORS

          The Company has been advised that representatives of Coopers & Lybrand, the Company's independent auditors for 1993, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


















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

                              ELECTION OF DIRECTORS

          At the Meeting, seven directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the
                                                                    ---
      seven nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of June 17, 1994.

                                 Age, period served as director, other business
     Name and present position   experience during the last five years and
     if any, with the Company    family relationships, if any
     -------------------------   ----------------------------------------------

     Ian M. Cumming,
      Chairman of the Board.....  Mr. Cumming, 53, has served as a director and Chairman of the Board
                                  of the Company since June 1978.  In
                                  addition, he has served as a
                                  director of Compania Boliviana de
                                  Energia Electrica, S.A.---Bolivian
                                  Power Company Limited ("Bolivian
                                  Power") since March 1987, as
                                  Chairman of the Board of Bolivian
                                  Power since September 1988 and, as
                                  a director of Allcity Insurance
                                  Company ("Allcity") since February
                                  1988.  Bolivian Power, which is
                                  approximately 17% owned by the
                                  Company, is a publicly-owned
                                  electric utility that generates,
                                  transmits and distributes electric
                                  power primarily in La Paz, Bolivia.
                                  Allcity, a consolidated subsidiary
                                  of the Company, is a property and
                                  casualty insurer.  Mr. Cumming has
                                  also been a director of Skywest,
                                  Inc., a Utah-based regional air
                                  carrier, since June 1986.

      Paul M. Dougan........      Mr. Dougan, 56, has served as a
                                  director of the Company since May
                                  1985.  He has been President and
                                  Chief Executive Officer of Equity
                                  Oil Company ("Equity Oil"), a
                                  company engaged in oil and gas
                                  exploration and production, since
                                  January 1994.  Prior thereto, he
                                  served as corporate secretary and
                                  manager of corporate development of
                                  Equity Oil since May 1968.

     Lawrence D. Glaubinger...    Mr. Glaubinger, 68, has served as a
                                  director of the Company since May
                                  1979.  He has been Chairman of the
                                  Board of Stern & Stern Industries,
                                  Inc., a New York corporation,
                                  primarily engaged in the
                                  manufacture and sale of textiles,
                                  since November 1977.  He has also
                                  been President of Lawrence Economic
                                  Consulting Inc., a management
                                  consulting firm, since January
                                  1977.

                                 Age, period served as director, other business
     Name and present position,  experience during the last five years and
     if any, with the Company    family relationships, if any
     --------------------------  ----------------------------------------------

     James E. Jordan...........    Mr. Jordan, 50, has served as a director of
                                   the Company since February 1981.  Since
                                   October 1986, he has been President of The
                                   William Penn Corporation ("William Penn"), one of the Jordan Associated Companies referred to under "EXECUTIVE COMPENSATION -
                                   Certain Relationships and Related
                                   Transactions" below.  William Penn,
                                   approximately 19.7% of the common stock of which is beneficially owned by Leucadia, is a holding company for an investment advisor to The William Penn family of mutual funds. Mr. Jordan has been a director of Penn Square Mutual Fund since
                                   May 1987, a director of William Penn
                                   Interest Income Fund since October 1987
                                   and a director of Mezzanine Capital &
                                   Income Trust 2001 PLC, a British
                                   investment trust company, since 1986.
































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

                                 Age, period served as director, other business
     Name and present position,  experience during the last five years and
     if any, with the Company    family relationships, if any
     --------------------------  -----------------------------------------

     John W. Jordan II ........   Mr. Jordan, 46, has served as a director
                                  of the Company since May 1979.  Since
                                  February 1982, he has been Managing Partner of The Jordan Company. He has also been a director of Carmike Cinemas, Inc., an owner and operator of movie screens throughout the Southeast (approximately 10% of the Class A shares of which are beneficially owned by the Company) since October 1986, a director of Jones Plumbing Systems, Inc., a manufacturer and distributor or plumbing and hardware related products (approximately 21% of the common stock of which is beneficially owned by the Company), since 1989, a director of American Safety Razor Company, a manufacturer of consumer products, since
                                  April 1989, and a director of Jordan
                                  Industries, Inc. ("JII"), a public company controlled by Mr. Jordan (approximately 11% of the common stock of which is beneficially owned by the Company) which owns and manages manufacturing companies, since March 1988.

     Jesse Clyde Nichols, III ..  Mr. Nichols, 54, has served as a director of the Company since June 1978. He has been President, since May 1974, of Nichols Industries, Inc., a holding company engaged, through subsidiaries, in manufacturing.

     Joseph S. Steinberg,
       President................  Mr. Steinberg, 50, has served as a director of the Company since December 1978 and as President of the Company since January 1979. He has also served as a director of Bolivian Power since March 1987, as a director of Allcity since February 1988 and as a director of JII since June 1988.

        The Board of Directors recommends a vote FOR the above named nominees.


                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

     MEETINGS AND COMMITTEES

          During 1993, the Board of Directors held six meetings.

          The Board of Directors has a standing Audit Committee, Executive Committee and Employee Benefits Committee.

          The functions of the Audit Committee are to recommend to the Board independent auditors for the Company, to analyze the reports and recommendations of such auditors and to review internal audit procedures and controls. The Audit Committee met twice during 1993 and consists of Messrs. Dougan (Chairman), Nichols and Glaubinger.

          The functions of the Executive Committee are to exercise the authority of the Board of Directors in the management of the business of the Company at such times as the full Board of Directors is unavailable. The Executive Committee, which met twice during 1993, consists of Messrs. Cumming, Steinberg, John W. Jordan II and Glaubinger.

          The functions of the Employee Benefits Committee are to review compensation of the Chairman of the Board and President, and employee benefit and incentive plans and to present recommendations thereon to the

     Board. The Employee Benefits Committee also functions as the Option Committee under the Company's 1982 Stock Option Plan, as amended, and under the Company's 1992 Stock Option Plan. The Employee Benefits Committee, which met twice during 1993, consists of Messrs. Nichols (Chairman), Dougan and James E. Jordan.

          All directors, with the exception of John W. Jordan II, attended at least 75% of the meetings of the Board and committees of the Board on which they served.

     CERTAIN LITIGATION

          On May 11, 1994, a Leucadia stockholder filed a purported derivative action on behalf of the Company against the Company's current Board of Directors and one former director, Melvin Hirsch. The action was filed in the United States District Court for the Southern District of New York and is entitled Pinnacle Consultants,
                                                   ---------------------
     Ltd. v. Leucadia National Corporation, et al. (Civil Action No. 94
     ----    -------------------------------------
     Civ. 3496). The complaint alleges claims for violations of the Racketeer Influenced and Corrupt Organizations Act, Section 14(a) of the Securities Exchange Act of 1934 and state law claims for waste, breach of fiduciary duty and fraud. Defendants have retained legal counsel and intend to file a motion to dismiss the complaint on various grounds.

                  PRESENT BENEFICIAL OWNERSHIP OF COMMON SHARES

          Set forth below is certain information as of June 17, 1994 with respect to the beneficial ownership of Common Shares by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares (the Company's only class of voting securities), (ii) each director and nominee for director and the Steinberg Children Trusts and (iii) all officers and directors of the Company as a group.



                                               Number of Shares
             Name and Address                  and Nature of          Percent
             of Beneficial Owner               Beneficial Ownership   of Class
             -------------------               --------------------   --------

             First Manhattan Co. (a)  . . .       1,419,975 (b)         5.1%
             Group consisting of
               CMCO, Inc., Robert
               Davidoff, Edwin S.
               Marks, Nancy A.
               Marks, Estate of
               Robert S. Boas, Marks
               Family Foundation,
               Mark Claster and Andrew
               Boas (c)(d)  . . . . . . . .        1,677,992            6.0%
             Ian M. Cumming . . . . . . . .        6,223,678(e)(f)     21.6%
             Paul M. Dougan . . . . . . . .           250  (g)          *
             Lawrence D. Glaubinger . . . .        32,750  (h)           .1%
             James E. Jordan  . . . . . . .        23,750  (i)          *
             John W. Jordan II  . . . . . .     1,216,493  (i)(j)       4.4%
             Jesse Clyde Nichols, III . . .        30,512  (k)           .1%
             Joseph S. Steinberg  . . . . .     5,695,906  (f)(l)      19.8%
             The Steinberg Children
               Trusts . . . . . . . . . . .       563,700  (m)          2.0%
             All directors and officers as
               a group (15 persons) . . . .    14,001,065  (n)         47.2%



     ___________________
     (footnotes on next page)

          *  Less than .1%.

          (a) The business address of this beneficial owner is 437 Madison Avenue, New York, New York 10022.

          (b) According to Amendment No. 8 to a Statement on Schedule 13G dated February 11, 1994, filed by First Manhattan Co., as of February 11, 1994, First Manhattan Co. has sole voting power with respect to 146,640 of such Common Shares, shares voting power with respect to 1,089,081 of such Common Shares and sole power to dispose or to direct the disposition with respect to 146,640 of such Common Shares and shares power to dispose or to direct the disposition with respect to 1,273,335 of such Common Shares. First Manhattan Co. disclaims beneficial ownership with respect to 13,650 Common Shares that are held by family members of general partners of First Manhattan Co.

          (c) The business address of this beneficial owner is c/o CMCO, Inc., 135 East 57th Street, New York, New York 10022.

          (d) Based upon Amendment No. 1 to a Statement on Schedule 13D dated December 1, 1992 filed by CMCO, Inc., Robert Davidoff, Edwin S. Marks, Nancy A. Marks, the Estate of Robert S. Boas, Marks Family Foundation, Mark Claster and Andrew Boas and information provided by CMCO, Inc.

          (e) Includes (i) 206,556 (.7%) Common Shares beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee (the "Trusts")) as to which Mr. Cumming may be deemed to be the beneficial owner, (ii) 100,000 (.3%) Common Shares that the Trusts currently have the right to acquire upon exercise of warrants to purchase Common Shares and (iii) 690,000 (2.4%) Common Shares which Mr. Cumming and his family currently have the right to acquire upon exercise of warrants to purchase Common Shares.

          (f) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company.

          (g) Includes 250 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

          (h) Includes 2,250 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

          (i) Includes 10,750 Common Shares that may be acquired upon the exercise of currently exercisable stock options.

          (j) Excludes 35,000 (.1%) Common Shares owned by a trust for the benefit of Mr. Jordan's minor children of which Mr. Jordan is one of three trustees. Mr. Jordan disclaims beneficial ownership of the 35,000 Common Shares owned by such trust.

          (k) Includes 9,950 Common Shares that may be acquired upon the exercise of currently exercisable stock options.











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

          (l) Includes (i) 21,200 (less than .1%) Common Shares bene-ficially owned by Mr. Steinberg's wife and minor daughter as to which Mr. Steinberg may be deemed to be the beneficial owner and (ii) 796,000 (2.8%) Common Shares which Mr. Steinberg and his family currently have the right to acquire upon exercise of warrants to purchase Common Shares.

          (m) Mr. Steinberg disclaims beneficial ownership of the Common Shares held by the Steinberg Children Trusts.

          (n) Includes an aggregate of 37,446 Common Shares owned of record by the spouses or children of various officers of the Company as to which such officers disclaim beneficial ownership. In addition, because they may be acquired within 60 days, (A) 250 Common Shares are deemed outstanding with respect to Mr. Dougan, 2,250 Common Shares are deemed outstanding with respect to Mr. Glaubinger, 10,750 Common Shares are deemed outstanding with respect to each of Messrs. John W. Jordan II and James E. Jordan, 9,950 Common Shares are deemed outstanding with respect to Mr. Nichols, 790,000 Common Shares are deemed to be outstanding with respect to Mr. Cumming and 796,000 Common Shares are deemed to be outstanding with respect to Mr. Steinberg;
                    (B) 1,619,950 Common Shares that may be acquired pursuant to the exercise of stock options and/or warrants described in (A) above are deemed outstanding with respect to all directors and officers as a group; and (C) 53,376 Common Shares that may be acquired by certain officers upon the exercise of stock options are deemed outstanding with respect to all directors and officers as a group.

          As of June 17, 1994, Cede & Co. held of record 14,606,377 Common Shares (approximately 52% of the total number of Common Shares outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.


































     NYFS04...:\30\76830\0001\1980\PXY62794.P70

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

          The following table sets forth information in respect of the compensation of the Chairman of the Board, the President and each of the other three most highly compensated executive officers of the Company in 1993 for services in all capacities to the Company and its subsidiaries in 1993, 1992 and 1991.

                                                                                     Long-Term
                                              Annual Compensation                   Compensation
                        -----------------------------------------------------------------------------------------------
                                                                                       Options/
  Name and Principal                                             Other Annual          Warrants           All Other
     Position(s)        Year        Salary       Bonus (1)      Compensation(2)     (# of shares)      Compensation (2)
 -------------------    ----        ------       ---------      ---------------     -------------      ----------------
 Ian M. Cumming,        1993       $477,365      $2,214,505       $300,345(3)             --            $57,313(4)(5)(6)
 Chairman of the        1992        464,412       1,614,120        191,129(3)           800,000          58,998(5)(6)(7)
 Board                  1991        449,614       1,263,750           --                  --                   --

 Joseph S.              1993       $477,365      $2,214,505       $271,603(3)             --            $58,083(4)(5)(6)
 Steinberg,             1992        464,412       1,614,120        315,642(3)           800,000          55,268(5)(6)(7)
 President              1991        449,614       1,263,750           --                  --                   --

 Thomas E. Mara,        1993       $199,923      $  406,000           --                 10,000         $ 4,497(6)
 Executive Vice         1992        194,922         330,850           --                  --              2,182(6)
 President and          1991        184,969         305,550           --                 10,000                --
 Treasurer

 Lawrence S.            1993       $175,653      $  556,000           --                 15,000         $ 4,497(6)
 Hershfield,            1992        139,846         304,200           --                  --              2,182(6)
 Executive Vice         1991        119,981         253,600           --                  7,500                --
 President

 Norman P. Kiken,       1993       $139,923      $  384,200           --                  --            $ 4,497(6)
 Vice President and     1992        134,962         279,050           --                  --              2,182(6)
 Comptroller(8)         1991        129,981         253,900           --                  7,500                --


     (1) With the exception of 1993 and 1992, performance bonuses for Messrs. Cumming and Steinberg for services rendered during a year are considered at the organizational meeting of the Board of Directors for the following year (which is generally held during the second fiscal quarter). Accordingly, bonuses for services rendered in 1991 were determined and paid in 1992. However, in anticipation of potential changes in federal tax laws affecting the tax consequences associated with executive compensation, performance bonuses for Messrs. Cumming and Steinberg for services rendered in 1992 were determined and paid in 1992. Due to tax law changes announced in 1993 for implementation in 1994, the Company also determined and paid 1993 performance bonuses for Messrs. Cumming and Steinberg in 1993. Absent tax law developments, the Company does not anticipate accelerating the payment of bonuses in future years.

     (2) In accordance with the transitional provisions applicable to the rules of the Securities and Exchange Commission with respect to executive compensation, amounts of "Other Annual Compensation" and "All Other Compensation" are not required for the fiscal year ended December 31, 1991.

     (3) Non-cash compensation, of which $299,434 and $190,825 relates to the personal use of corporate aircraft by Mr. Cumming in 1993 and 1992, respectively, and $265,219 and $310,604 relates to the personal use of corporate aircraft by Mr. Steinberg in 1993 and 1992, respectively.

     (4) Excludes $4,000,000 placed in escrow in 1993 (the "1993 Escrow") by the Company for the benefit of each of Ian M. Cumming and Joseph S. Steinberg pursuant to agreements dated as of December 28, 1993 between the Company and each of Messrs. Cumming and Steinberg (the "1993 Escrow Agreements"). The
        funds vest at the rate of 20% for each full calendar year after December 31, 1997 during which Messrs. Cumming and Steinberg continue to be employed by the Company or any of its subsidiaries. Messrs. Cumming and Steinberg are entitled to be 50% vested upon death or disability, and 100% vested upon (i) termination without cause, (ii) the merger of the Company with another corporation which results in a change of control of the Company, the sale of all or substantially all of the Company's assets or the acquisition by a person or group of persons of more than 50% of the Common
        Shares, or (iii) the Company becoming subject to bankruptcy, insolvency or similar proceedings. The vesting and payment schedule is also subject to acceleration at the sole discretion of the Board of Directors, excluding Messrs. Cumming and Steinberg, upon recommendation of the Employee Benefits Committee. Amounts vested are to be paid to Messrs. Cumming and Steinberg on January
        1, 2003, unless payment is accelerated by the Board. Any amount unvested will be returned to the Company. The amounts in the escrow accounts are invested at the direction of the Company, which is entitled to receipt of the investment income.

        As required under the agreements, Messrs. Cumming and Steinberg timely filed a tax election resulting in their 1993 recognition for tax purposes of the full $4,000,000 placed in escrow. As a result, for tax purposes Messrs. Cumming and Steinberg will report receipt of the escrowed funds, and the Company will deduct the escrowed funds, for 1993. As permitted under the agreements, Messrs. Cumming and Steinberg directed that the Company's tax withholding obligation be paid with funds from the escrow accounts, leaving a reduced amount available for distribution to Messrs. Cumming and Steinberg from the escrow accounts as bonus compensation. The application of the escrow funds toward satisfaction of the Company's withholding obligation had no affect on the vesting schedule; accordingly, in the event either Mr. Cumming or Mr. Steinberg does not ultimately become fully vested in the respective amount placed in escrow, to the extent the funds remaining in escrow are less than the unvested portion for such person, Mr. Cumming and/or Mr. Steinberg, as the case may be, will be obligated to repay such deficiency to the Company.

        For additional information with respect to the 1993 Escrows and the 1992 Escrows (as defined in footnote 7 below), see "Report of the Compensation Committee of the Board of Directors," below.

        The funds placed in escrow will be reported in the table in the appropriate columns for those years in which amounts are released from the escrow accounts.

 (5) Included in this amount is the annual premium on a term life insurance policy paid by the Company for the benefit of such person ($1,900 for Mr. Cumming in each of 1993 and 1992, and $1,420 for Mr. Steinberg in each of 1993 and 1992) and directors' fees from certain companies in which the Company has equity interests by virtue of The Jordan Company and directors' fees from affiliates of the Company ($50,916 and $54,916 for Mr. Cumming in 1993 and 1992, respectively, and $52,166 and $51,666 for Mr. Steinberg in 1993 and 1992,
        respectively).

 (6) Included in this amount are contributions of $4,497 and $2,182 in 1993 and 1992, respectively, by the Company and Leucadia, Inc., a wholly owned subsidiary of the Company ("LI"), to a defined contribution 401(K) plan on behalf of the named person.

 (7) Excludes $2,500,000 placed in escrow in 1992 (the "1992 Escrow") by LI for the benefit of each of Messrs. Cumming and Steinberg pursuant to agreements dated December 28, 1992 between LI and each of Messrs. Cumming and Steinberg (the "1992 Escrow Agreements"). Such amount was previously reported as a long term incentive plan award. These agreements are identical to those described in footnote 4 above, except (i) such funds vest at the rate of 20% for each full calendar year after December 31, 1992 during which Messrs. Cumming and Steinberg continue to be employed by the Company or any of its subsidiaries, (ii) in the event of death or disability of Mr. Cumming or Mr. Steinberg, the funds would be 100% vested and (iii) amounts vested are to be paid to Messrs. Cumming and Steinberg on January 1, 1998, unless payment is accelerated by the Board. No payments have been made to Messrs. Cumming or Steinberg from the 1992 Escrow. Messrs. Cumming and Steinberg each are vested with respect to $500,000 of the 1992 Escrow.

        The funds placed in escrow will be reported in the table in the appropriate columns for those years in which amounts are released from the escrow accounts.

  (8) Mr. Kiken retired from all positions with the Company on March 25, 1994.

































































     NYFS04...:\30\76830\0001\1980\PXY62794.P70

                              OPTION GRANTS IN 1993

          The following table shows all grants of options to the named executive officers of the Company in 1993.

                                                                                             Potential Realizable Value
                                                                                               at Assumed Annual Rates
                                                                                             of Stock Price Appreciation
                                    Individual Grants                                            For Option Term (2)
                  ----------------------------------------------------------------------------------------------------------

                      Securities
                      Underlying            % of Total       Exercise
                    Options Granted     Options Granted to     Price      Expiration
 Name             (# of shares)(1)       Employees in 1993    ($/Sh)         Date          0%($)        5%($)        10%($)
 ----             ------------------    ------------------   --------     ----------      -----         -----        ------
 Thomas E. Mara         10,000                 5.8%          $40.875       12/7/99          $0        $112,930      $249,546

 Lawrence S.
 Hershfield             15,000                 8.7%           40.875       12/7/99           0         169,395       374,319



        ________________

[FN]
     (1) The options were granted pursuant to the Company's 1992 Stock Option Plan, as amended, at an exercise price equal to the fair market value of the Common Shares on the date of grant. The options become exercisable at the rate of 20% per year commencing one year after date of grant. The grant date of the options is December 7, 1993.

     (2) The potential realizable values represent future opportunity and have not been reduced to reflect the time value of money. The amounts shown under these columns are the result of calculations at 0% and at the 5% and 10% rates required by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Common Shares and are not necessarily indicative of the values that may be realized by the named executive officers.


























     NYFS04...:\30\76830\0001\1980\PXY62794.P70

                 AGGREGATE OPTION/WARRANT EXERCISES IN 1993 AND
                   OPTION/WARRANT VALUES AT DECEMBER 31, 1993

          The following table provides information as to options and warrants exercised by each of the named executives in 1993 and the value of options and warrants held by such executives at year end measured in terms of the last reported sale price for the Common Shares on December 31, 1993 ($41.00, as reported on the New York Stock Exchange Composite Tape).



                                                                                                   Value of Unexercised
                                                                        Number of Unexercised      In-the-Money Options/
                                                                        Options/Warrants           Warrants at December 31,
                                                                        at December 31, 1993       1993
                                                                        --------------------       ------------------------
                            Number of Shares
                            Underlying Options/                         Exercisable/               Exercisable/
 Name                       Warrants Exercised      Value Realized      Unexercisable              Unexercisable
 ----                       -------------------     --------------      -------------              -------------
 Ian M. Cumming                      --                    --           790,000/0                  $16,441,875/$0

 Joseph S. Steinberg                 --                    --           796,000/0                  $16,566,750/$0

 Thomas E. Mara                      --                    --           12,288/32,576              $379,390/$684,280

 Lawrence S. Hershfield             4,500               $126,938        0/25,500                   $0/$311,250

 Norman P. Kiken                     --                    --           7,500/13,500               $233,063/$409,313


                                 RETIREMENT PLAN

          The Company and certain of its affiliated companies maintain a retirement plan, as amended January 1, 1992 (the "Retirement Plan"), for certain of its employees and employees of these affiliated companies. The Retirement Plan is intended to qualify under the provisions of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"). Benefits under the Retirement Plan are provided by an insurance company separate account which receives and invests company contributions. Participants are not required to make any contributions under the Retirement Plan.

          An employee is eligible for participation in the Retirement Plan after he is at least age 21 and has completed one year of service.

          For a participant retiring at normal retirement (age 65 with at least five years of service), the Retirement Plan provides a retirement benefit payable for life, equal to 1.25% of his final average pay up to the Covered Compensation level plus 1.75% of his final average pay in excess of the Covered Compensation level (subject to the limitations of Section 415 of the Code), times his years of credited service. The Covered Compensation level is the average of the maximum Social Security taxable wage base in the 35 years preceding retirement or termination. Final average pay is the average of the five highest consecutive years of compensation in the last ten years before retirement or termination. Years of credited service include all calendar years during which an employee has at least 1,000 hours of service while employed by the Company or an affiliate participating in the plan, but not before January 1, 1989.

          The Retirement Plan contains provisions for optional forms of payment and provides that the normal form of benefit in the case of a married participant is a benefit actuarially equivalent to an annuity for the life of the participant payable in the form of a 50% joint and survivor annuity for the participant and his spouse.

          A participant becomes 100% vested in his accrued benefit under the Retirement Plan after he has five years of service. If he terminates employment with less than five years of service, he will forfeit any benefits under the Retirement Plan.

          A participant with 10 or more years of service, who is age 55 or over, but less than age 65, and who has retired from the Company or a participating affiliate, may elect to receive an early retirement benefit. A participant with less than 10 years of service or who is under age 55, who has terminated employment with the Company or a participating affiliate may elect to receive an early deferred vested benefit. The amount of such benefits are actuarially reduced to reflect payment before age 65.

          The projected annual retirement benefits under the Retirement Plan of the executive officers named in the Summary Compensation Table, expressed in the form of a straight life annuity with no reduction for early commencement, and assuming continuous employment until age 65, are estimated as follows:

                        Ian M. Cumming  . . . . . $16,431*
                        Joseph S. Steinberg . . .  21,589*
                        Thomas E. Mara  . . . . .  10,569*
                        Lawrence S. Hershfield  .  85,780*
                        Norman P. Kiken . . . . .  43,769*
      ____________________
[FN]
      * The benefits shown take into account limitations contained in Section 415 of the Code, and other limits on plan benefits that exist because of distributions received from a prior plan terminated as of December 31, 1988.


                              EMPLOYMENT AGREEMENTS

          LI has employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as Chairman of the Board and Chief Executive Officer of the Company and LI and for Mr. Steinberg's employment as President and Chief Operating Officer of the Company and the LI through June 30, 1994 at annual salaries of $364,835 (which amount reflects an increase effective March 26, 1987) (subject to cost of living adjustments), plus such additional compensation as may be voted by the Board of Directors of the Company. Messrs. Cumming and Steinberg are entitled to participate in all incentive plans of LI, LI and other subsidiary and affiliated companies, and LI has agreed to carry at its expense term life insurance policies on their lives in the amount of $1,000,000 each, payable to such beneficiaries as each of Messrs. Cumming and Steinberg shall designate. Under the agreements, if there is a change in control of the Company or LI and if either the employment of Messrs. Cumming or Steinberg is terminated by LI without cause or Messrs. Cumming or Steinberg terminates his employment within one year of certain occurrences (such as the appointment or election of another person to his offices, the occurrence of the aggregate compensation and other benefits to be received by him for any twelve full calendar months falling below 115% of that received by him during the comparable preceding period, or a change in the location of his principal place of employment), Messrs. Cumming or Steinberg will be entitled to receive a severance allowance equal to the remainder of the aggregate annual salary (as adjusted for increases in the cost of living) that he would have received under his employment agreement. In addition, the Company or its successors will continue to carry through the scheduled termination of the employment agreements the life insurance payable to the beneficiaries of Messrs. Cumming and Steinberg.

          The Company has entered into new employment agreements with Messrs. Cumming and Steinberg that provide for Mr. Cumming's employment as Chairman of the Board and Chief Executive Officer of the Company and LI and for Mr. Steinberg's employment as President and Chief Operating Officer of the Company and LI from July 1, 1994 through June 30, 2003 at annual salaries of $500,000 (subject to cost of living adjustments), plus such additional compensation as may be voted by the Board of Directors of the Company. All other terms of these employment agreements are substantially similar to the employment agreements with LI that expire on June 30, 1994.

          For information concerning certain compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnotes 4 and 7 to the Summary Compensation Table, above.


                            COMPENSATION OF DIRECTORS

          Directors who are also employees of the Company receive no remuneration for services as a member of the Board or any committee of the Board. In 1993, each director who was not an employee of the Company received a retainer of $18,000 plus $500 for each meeting of the Board and $300 for each meeting of a committee of the Board
     ($400 if a committee chairman) that he attended. In addition, under the terms of the 1992 Stock Option Plan, each non-employee director is automatically granted options to purchase 1,000 Common Shares on the date on which the annual meeting of the Company's shareholders is held each year. The purchase price of the Common Shares covered by such options is the fair market value of such Common Shares on the date of grant. These options become exercisable at the rate of 25% per year commencing one year after the date of grant. As a result of this provision, options to purchase 1,000 Common Shares at an exercise price of $43.00 per Common Share were awarded to each of Messrs. Paul
     M. Dougan, Lawrence D. Glaubinger, James E. Jordan, John W. Jordan II and Jesse Clyde Nichols, III on July 14, 1993.

          For additional information, see "Certain Relationship and Related Transactions" and "Compensation Committee Interlocks and Insider Participation" below.

                                 INDEMNIFICATION

          Pursuant to a contract of insurance dated December 4, 1993 with National Union Fire Insurance Company of Pittsburgh, Pennsylvania, 70 Pine Street, New York, New York 10270, the Company maintains a $10,000,000 indemnification insurance policy covering all directors and officers of the Company and its named subsidiaries. The annual premium for such insurance is $815,000. During 1993, no payments were received under the Company's indemnification insurance.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          Pursuant to an agreement dated as of August 1, 1988 among the Company, Ian M. Cumming and Joseph S. Steinberg, upon the death of either Mr. Cumming or Mr. Steinberg, the Company has agreed to purchase from the respective estate up to 55% of his direct and/or indirect interest in the Company, subject to reduction in certain circumstances, not to exceed $50,000,000 in value. The agreement provides that Mr. Cumming's and Mr. Steinberg's interests in the Company will be valued at the higher of the average closing price of the Common Shares on the NYSE for the 40 trading days preceding the date of death or the net book value of the Common Shares at the end of the fiscal quarter preceding the date of death. The Company has agreed to fund the purchase of Common Shares pursuant to this Agreement by purchasing and maintaining insurance on the life of each of Messrs. Cumming and Steinberg in the aggregate face amount of $50,000,000 per individual. This agreement will expire in December 1997 (subject to earlier termination in certain circumstances). The Company has purchased the life insurance contemplated by this agreement, the premiums for which aggregated approximately $300,000 in 1993. These amounts are not included in the Summary Compensation Table appearing elsewhere in this Proxy Statement.






     NYFS04...:\30\76830\0001\1980\PXY62794.P70

          Pursuant to an agreement dated as of May 3, 1985, Lawrence Economic Consulting Inc. (a management consulting firm, 49% of the outstanding common stock of which is owned by Lawrence D. Glaubinger and his wife) performs certain financial and advisory services for the Company at the rate of $200,000 per annum payable monthly. The agreement is scheduled to terminate on April 30, 1995.

          During 1993, Thomas E. Mara held commercial paper of the Company. At March 31, 1994, Mr. Mara held approximately $830,000 of such commercial paper bearing interest at the rate of approximately 3.7% per annum. Interest earned by Mr. Mara on such commercial paper since the beginning of 1993 was approximately $34,000. The maximum principal amount of commercial paper held by Mr. Mara since the beginning of 1993 was approximately $1,280,000.

          For information concerning certain compensation awards placed in escrow for the benefit of Messrs. Cumming and Steinberg, see footnotes 4 and 7 to the Summary Compensation Table above.

          For additional information, see "Compensation Committee
     Interlocks and Insider Participation", below.


       REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS <F1>

     COMPENSATION POLICIES FOR EXECUTIVE OFFICERS (OTHER THAN IAN M. CUMMING AND JOSEPH S. STEINBERG)

          The Employee Benefits Committee of the Board of Directors (the "Committee"), consisting of Mr. Nichols (Chairman), Mr. Dougan and Mr. James E. Jordan, each of whom is a non-employee director, awards stock options upon the recommendation of Messrs. Cumming and Steinberg, Chairman of the Board and President of the Company, respectively and recommends to the Board of Directors the compensation of Messrs. Cumming and Steinberg. Salary and bonus compensation of executive officers of the Company are determined by Messrs. Cumming and Steinberg under authority of the Board of Directors.

          The Company's compensation package for executive officers consists of four basic elements: (1) base salary; (2) annual bonus compensation; (3) long-term incentives in the form of stock options granted pursuant to the Company's 1992 Stock Option Plan; and (4) retirement benefits pursuant to the Company's Retirement Plan. Other elements of compensation include a defined contribution 401(K) plan and medical and life insurance benefits available to employees, generally.

          Each element of compensation has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock options are primarily designed to provide strong incentive for superior long-term future performance and are directly linked to shareholders' interests because the value of the awards will increase or decrease based upon the future price of the Common Shares. Retirement benefits generally are designed to reward prior service.

          Base compensation of executive officers is determined by Messrs. Cumming and Steinberg consistent with the executive's office and level of responsibility, with annual salary increases, which generally amount to a small percentage of the executive's prior base salary, primarily reflecting cost of living increases. However, where appropriate to reflect an executive's increase in office and/or responsibility, annual salary increases may be significant.

     -------------------
     <F1>
          The disclosure contained in this section of the Proxy
     Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive
     Compensation" section of this Proxy Statement).


     NYFS04...:\30\76830\0001\1980\PXY62794.P70

          The Company's executive compensation policy emphasizes performance based compensation. Accordingly, a large percentage of annual compensation consists of bonus compensation. This ensures that compensation paid to an executive reflects the individual's specific contributions to the success of the Company, as well as the level and degree of complexity involved in his contributions to the Company (which historically often have involved restructuring newly acquired enterprises, the success of which may not be evident for several years). Bonus compensation is determined on the basis of Messrs. Cumming's and Steinberg's subjective assessment of an executive's performance and contribution to the Company and is heavily dependent upon the Company's performance and each individual's contribution thereto. Bonus compensation is not based on any specific formula.

          The Company, by means of the 1992 Stock Option Plan, seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1992 Stock Option Plan, permit the executive officer or other employee to purchase Common Shares at not less than the fair market value of the Common Shares on the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Common Shares and hence, shareholder value, during the period of the option. Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. As with base salary and bonuses, the amount of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance.

          The Company believes the executive compensation program has enabled it to attract, motivate and retain senior management by providing a competitive total compensation opportunity based on performance. Base salaries, combined with annual variable performance based bonus awards that reflect the individual's level of responsibility, performance and contribution to the Company are important elements of the Company's cash compensation philosophy. Together with the Company's executive stock ownership, the Company's total executive compensation program not only aligns the interest of executive officers and shareholders, but permits the Company to attract talented senior management. Messrs. Cumming and Steinberg and the Board believe the program strikes an appropriate balance between short- and long-term performance objectives.

     COMPENSATION OF MESSRS. CUMMING AND STEINBERG

          The base compensation of Messrs. Ian M. Cumming and Joseph S. Steinberg, Chairman of the Board and President of the Company, respectively, is set pursuant to employment agreements between LI and each of Messrs. Cumming and Steinberg entered into in 1984, as modified by the Committee. These agreements expire on June 30, 1994. New employment agreements between the Company and each of Messrs. Cumming and Steinberg were entered into as of December 28, 1993 and commence on July 1, 1994. See "Employment Agreements." The base salary of Messrs. Cumming and Steinberg provided for in the new agreements was determined by the Committee, which presented its recommendation to the entire Board of Directors (with Messrs. Cumming and Steinberg abstaining). The new base salaries for Messrs. Cumming and Steinberg represent an increase over their prior base salaries, primarily reflecting cost of living increases. The Committee reviews other compensation for each of Messrs. Cumming and Steinberg and presents its recommendations thereon to the entire Board of Directors.

          In response to tax law changes enacted in August 1993 affecting the tax consequences to employers and employees associated with the timing of the payment and receipt of compensation, the Committee met in mid-November 1993 to discuss 1993 year end bonuses for Messrs. Cumming and Steinberg. Among other things, the new tax law (A) effective for tax years beginning after 1993 (i) disallows the deductibility by employers of certain compensation in excess of $1,000,000 per year and (ii) increases the cost of compensation to both employers and employees by removing the $135,000 annual ceiling to which the "medicare tax" applies, thereby increasing the tax paid by both the employer and employee by 1.45% (an aggregate of 2.9%) of all compensa- tion in excess of $135,000 per individual, and (B) effective for the 1993 tax year, permits a two-year interest free deferral to the employee for the payment of a portion of the taxes for 1993 to the extent of certain increases attributable to the new law.

          The Committee noted that, in general, under the new tax law, beginning in 1994 the Company will not be able to deduct compensation to its five most highly compensated employees in excess of $1,000,000 per year, unless such compensation is within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," compensation generally must be paid pursuant to a pre-established objective performance criteria or standard that precludes the exercise of discretion. In general, this would mean that a third party having knowledge of the appropriate performance results could calculate the amount payable to the executive. The Committee agreed that the lack of flexibility in determining executive compensation under these requirements would not be in the best interests of the Company. The Committee also believes that a discretionary approach to compensation would give the Company the flexibility to compensate its executives based upon a variety of factors, certain of which may be more relevant in some years than in others. Additionally, the Committee agreed that limiting compensation to a fixed formula could discourage long-term planning and instead encourage short-term planning not in the best interests of the Company or its shareholders.

          In view of these changes in federal tax laws, the Committee determined that it would be in the Company's best interests to accelerate the payment of 1993 bonuses for Messrs. Cumming and Steinberg to payment in calendar 1993 (rather than 1994). The Committee noted that, consistent with these considerations, all other employees were being given the opportunity to select a 1993 (rather than 1994) payment date for their 1993 bonus, if such bonus subsequently was earned. Similar action was taken last year in anticipation of expected changes to the federal tax laws.

          The Committee then considered the 1993 bonus compensation for Messrs. Cumming and Steinberg. The Committee reviewed certain financial information concerning the historical relationship between the Company's audited pre-tax annual operating income and annual bonuses paid to Messrs. Cumming and Steinberg, which reflected bonuses as an average percentage of pre-tax operating income of approximately 1.28% for the period between 1981 and 1991 and approximately 1.26% for the period between 1981 and 1992. Based upon such information, the Committee noted that the respective 1992 and 1991 bonuses paid to Messrs. Cumming and Steinberg were approximately 1.11% of 1992 audited pre-tax operating income and approximately 1.32% of 1991 audited pre-tax operating income. The Committee noted that financial projections for 1993 pre-tax operating income from continuing operations ("Estimated 1993 Pre-Tax Operating Income") were approximately one-third higher than the Company's 1992 audited pre-tax income.

          The Committee also reviewed its action in determining accelerated 1992 bonuses for Messrs. Cumming and Steinberg. After extensive discussion, the Committee determined that a performance bonus of $2,200,000 (representing approximately 1.12% of Estimated 1993 Pre-Tax Operating Income for each of Messrs. Cumming and Steinberg) was appropriate for 1993. Thereafter, the Committee unanimously recommended to the Board of Directors that such annual bonuses be awarded to Messrs. Cumming and Steinberg.

          The Committee then reviewed the terms of the 1992 Escrows (described in footnote 7 to the Summary Compensation Table, above, which discussion is incorporated herein by reference), which permit the acceleration by the Committee of both vesting and payment of escrowed funds for the purpose of paying bonus compensation to Messrs. Cumming and Steinberg. In view of the 1993 the tax law changes described above, the Committee determined that it was in the best interests of the Company and its shareholders to maximize deductions available to the Company in 1993 applicable to executive compensation by not using amounts available under the 1992 Escrows for the payment of 1993 compensation to Messrs. Cumming and Steinberg, instead deferring the use of such funds to future years.

          The Committee then discussed the fact that compensation paid to Messrs. Cumming and Steinberg had exceeded $1 million in recent years and, barring unforeseen developments, such compensation was likely to exceed $1 million per year in future years. As a result of the recent tax law changes discussed above, especially the denial of deductions to the Company for individual compensation above $1 million per year, the Committee determined that it would be in the best interests of the Company and its shareholders that taxation and deductibility of $4 million otherwise expected to be paid to Messrs. Cumming and Steinberg as compensation within the next 10 years be accelerated through the establishment of the 1993 Escrows (described in footnote 4 to the Summary Compensation Table, above, which discussion is incorporated herein by reference). Thereafter, the Committee unanimously recommended to the Board of Directors that the 1993 Escrows be established.

          The Committee intends to consider amounts held in escrow under the 1992 Escrow Agreements and the 1993 Escrow Agreements for each of Messrs. Cumming and Steinberg pursuant to such agreements when determining bonuses to Messrs. Cumming and Steinberg for future years. Awards pursuant to these agreements are intended to be applied as part of bonus compensation that would otherwise be paid to Messrs. Cumming and Steinberg; these awards are not intended as compensation in addition to salaries and bonuses customarily awarded to Messrs. Cumming and Steinberg. As provided in the agreements, given the underlying objective of the arrangements, in deciding upon early vesting and payment, the Board and the Committee can consider tax law changes, if any, actually enacted and the costs and benefits to the Company of initiating and maintaining the arrangements and of accelerating payments and vesting thereunder.

          Following the Committee's meeting, the Board considered the favorable recommendations of the Committee, and the factors considered by the Committee, including the tax factors described above. The Board voted unanimously (with Messrs. Cumming and Steinberg abstaining) to award the recommended bonuses to Messrs. Cumming and Steinberg and to authorize the 1993 Escrows. Messrs. Cumming and Steinberg did not participate in the deliberations or vote in respect of either bonus or the creation of the 1993 Escrows.

          The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Committee consists of Jesse Clyde Nichols, III, Chairman, Paul M. Dougan and James E. Jordan.

          Joseph S. Steinberg, President and a director of the Company, is a member of the Compensation Committee of the Board of Directors of JII. Mr. John W. Jordan II, a director of the Company, is Chairman of the Board of JII.

          In connection with the formation of JII, on June 1, 1988, John W. Jordan II acquired from Leucadia Investors, Inc. ("LII"), a subsidiary of LI that currently owns approximately 11% of the outstanding common stock of JII, 71.4% of LII's interest in JII in exchange for a zero coupon note with an initial principal value of approximately $7,132,000 and an accredited value at maturity on May 31, 1993 of approximately $11,618,000 (the "Zero Coupon Note"). After giving effect to prepayments in respect of the Zero Coupon Note made by Mr. Jordan, the accredited value at maturity of the Zero Coupon Note was approximately $8,294,000. Pursuant to an agreement dated May 25, 1993 between Mr. Jordan and LII, on June 1, 1993 Mr. Jordan delivered to LII 224,175 Common Shares valued at $8,294,000 as payment in full of the Zero Coupon Note. The Common Shares were valued at $37.00 per share, the closing price of a Common Share on the New York Stock Exchange Composite Tape on May 24, 1993, the last full trading day prior to the authorization by the Board of Directors of the agreement.




     NYFS04...:\30\76830\0001\1980\PXY62794.P70

          In January 1994, the Company acquired 50% of Symskaya Exploration, Inc. ("SEI"), a company engaged in the exploration and development of oil and gas in the Krasnoyarsk region of eastern Siberia. Equity Oil (of which Paul Dougan, a director of the Company, is President and Chief Executive Officer) owns the remaining 50% of SEI. In connection with such acquisition, the Company entered into a shareholders' agreement with Equity Oil, pursuant to which the Company has agreed to match Equity Oil's contributions to SEI, up to $6 million, for SEI's projects through the initial five year term of the agreement.

          The Jordan Company.  Pursuant to an agreement effective as of
          ------------------
     February 1, 1982, as amended and restated, LI, John W. Jordan II and David W. Zalaznick formed The Jordan Company, a New York general part-nership ("TJC"). TJC's business is to seek out, for clients, businesses (other than those in the financial services area) that are attractive candidates for leveraged buy-outs ("Buy-outs"), to arrange the terms of Buy-outs and the financing thereof. TJC's business is managed by its Managing Partner (The John W. Jordan II Revocable Trust, the sole trustee of which is Mr. Jordan). To the extent that TJC becomes aware of opportunities to invest in clients in connection with Buy-outs, TJC is required to make available to LI, but LI is not required to accept, a 25% participation in each of such opportunities. The term of TJC extends through December 31, 1996 (subject to earlier termination in certain circumstances). If TJC is dissolved because of the occurrence of certain events, LI will be entitled to receive certain percentages of net fees thereafter collected from clients of TJC and certain affiliated entities. LI is entitled to receive from TJC 25% of TJC's net fees earned. LI's quarterly capital contributions to TJC were $750,000 in 1992, 1993 and 1994. The amount that the Managing Partner has the right to disburse in each quarter to pay compensation to Messrs. Jordan and Zalaznick and certain other expenses of TJC (the "Management Fee") was $750,000 in 1992, 1993 and 1994.

          Pursuant to an agreement effective as of April 15, 1985, LI, John
     W. Jordan II and David W. Zalaznick formed a partnership, the Jordan/Zalaznick Capital Company ("JZCC"), for the purpose of arranging the acquisition of and investment in companies of a smaller size than those previously acquired through TJC. JZCC was capitalized with $10,000,000, $3,000,000 of which was furnished by LI and $7,000,000 of which was furnished by Messrs. Jordan and Zalaznick. Profits, if any, will be divided pro rata (subject to certain exceptions) and certain management fees will be paid to Messrs. Jordan and Zalaznick in such amounts as would be paid, under the circumstances, to an unaffiliated party. Members of the committee which manages JZCC's business (composed of Messrs. Jordan, Zalaznick, Cumming and Steinberg) receive annual compensation of $10,000 for their services to JZCC. The partnership agreement is terminable by each of the partners after $10,000,000 has been invested by the partnership and under certain other circumstances.

          Through its partnership interests in TJC and JZCC, LI acquired equity interests in certain private companies (the "Jordan Associated Companies"). At December 31, 1993, LI had equity interests in a total of 15 companies by virtue of TJC, JZCC and JII. LI has designated one or both of Ian M. Cumming and Joseph S. Steinberg to serve as a director of certain of the Jordan Associated Companies.

          TJC and JZCC are presently negotiating additional leveraged Buy-
     out opportunities.   However, there can be no assurance any such Buy-
     outs will be completed.

          During 1993, in addition to the capital contribution described above, the Company expended approximately $232,000 and received approximately $4,919,000 in fees (including amounts from the Jordan Associated Companies), distributions and sales proceeds related to the Company's investments in partnerships of which Mr. Jordan is a general partner.

          During 1993, an aggregate of $30,000 was paid to Mr. Jordan for financial and advisory services provided to the Company.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, the New York Stock Exchange and the Pacific Stock Exchange. Executive officers, directors and greater than 10% beneficial shareholders are required by Commission regulations to furnish the Company with copies of all
     Section 16(a) forms they file.

          Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1993, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that one transaction was not timely reported by each of James E. Jordan, John
     W. Jordan II and Paul J. Borden. Each person subsequently filed a Form 4 to report the transactions.


















































     NYFS04...:\30\76830\0001\1980\PXY62794.P70

                    SHAREHOLDER RETURN PERFORMANCE GRAPH <F2>

          Set forth below is a graph comparing the cumulative total shareholder return on Common Shares against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Financial (Multi-Line Insurance Companies) Index (the "S&P Insurance Index") for the five year period commencing December 31, 1988 (as required by the Securities and Exchange Commission). The data was furnished by Standard & Poor's Compustat Services, Inc.


     COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY, S&P 500 INDEX AND S&P INSURANCE INDEX

          The following graph assumes that $100 was invested on December 31, 1988 in each of the Common Shares, the S&P 500 Index and the S&P Insurance Index and that all dividends were reinvested.



                                               Value at Year End
                             ------------------------------------------------------

                              1988     1989     1990      1991     1992      1993
                              ----     ----     ----      ----     ----      ----
       The Company           $100    $148.70  $158.27    $256.53  $552.39   $576.99

       S&P 500 Index          100     131.69   127.60     166.47   179.15    197.21

       S&P Insurance Index    100     137.81   113.42     151.37   172.80    193.25



















     ---------------
     <F2>
          The disclosure contained in this section of the Proxy
     Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive
     Compensation" section of this Proxy Statement).




     NYFS04...:\30\76830\0001\1980\PXY62794.P70

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors recommends that the Shareholders ratify the selection of Coopers & Lybrand, certified public accountants, as independent auditors to audit the accounts of Leucadia and its subsidiaries for 1994. The selection of Coopers & Lybrand was recommended to the Board of Directors by its Audit Committee. Coopers & Lybrand are currently independent auditors for Leucadia.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                  ANNUAL REPORT

          A copy of Leucadia's 1993 Annual Report to Shareholders has been previously furnished to Shareholders.


                            PROPOSALS BY SHAREHOLDERS

          Proposals that Shareholders wish to include in Leucadia's Proxy Statement and form of proxy for presentation at Leucadia's 1995 Annual Meeting of Shareholders must be received by Leucadia at 315 Park Avenue South, New York, New York 10010, Attention of Ruth Klindtworth, Secretary, no later than March 3, 1995.


                                     By Order of the Board of Directors


                                     RUTH KLINDTWORTH
                                     Secretary

                                      PROXY

                          LEUCADIA NATIONAL CORPORATION


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS, JULY 27, 1994 AT 9:30 A.M..

               The undersigned shareholder of Leucadia National Corporation (the "Company") hereby appoints Ian M. Cumming, Joseph S. Steinberg and Ruth Klindtworth and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Leucadia National Corporation to be held at Chemical Banking Corporation, 270 Park Avenue (11th Floor), New York, New York on July 27, 1994 at 9:30 a.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

               Receipt of the Notice of Annual Meeting of Shareholders dated July 1, 1994, the Proxy Statement furnished herewith, and a copy of the Annual Report to Shareholders for the year ended December 31, 1993 is hereby acknowledged.

               THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
     MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.
                                    ---

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)










































     NYFS04...:\30\76830\0001\1980\PXY62794.N60

ITEM 1.  Election of Directors.  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                                 THE NOMINEES LISTED BELOW.

FOR all nominees listed on the right      WITHHOLD AUTHORITY to vote        NOMINEES: IAN M. CUMMING, PAUL M. DOUGAN, LAWRENCE
(except as marked to the contrary         for all nominees listed to        D. GLAUBINGER, JAMES E. JORDAN, JOHN W. JORDAN II,
hereon).                                  the right.                        JESSE CLYDE NICHOLS, III AND JOSEPH S. STEINBERG.
                                                                            (Instructions:  To withhold authority to vote for
                 [_]                                  [_]                   any individual nominee write that nominee's name
                                                                            in the space provided below.)

                                                                            ------------------------------------------


ITEM 2. Ratification of the selection of Coopers & Lybrand as independent auditors of Leucadia for 1994.

FOR     AGAINST      ABSTAIN

 [_]       [_]         [_]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.
                                         ---


ITEM 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournment thereof.



P                                                                           DATED: _____________, 1994

R
                                                                            ------------------------------------------
O                                                                                (SIGNATURE)

X
                                                                            ------------------------------------------
Y                                                                            (SIGNATURE IF HELD JOINTLY)

                                                                            THE SIGNATURE SHOULD AGREE WITH THE NAME ON YOUR
                                                                            STOCK CERTIFICATE.  IF ACTING AS ATTORNEY,
                                                                            EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC.,
                                                                            YOU SHOULD SO INDICATE WHEN SIGNING.  IF THE
                                                                            SIGNER IS A CORPORATION, PLEASE SIGN THE FULL COR-
                                                                            PORATE NAME BY DULY AUTHORIZED OFFICER.  IF SHARES
                                                                            ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.

